Exhibit (h)(2)

Amendment

To

Transfer Agency Agreement

This Amendment To Transfer Agency Agreement, dated as of November 1, 2013 (“Amendment”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and Chestnut Street Exchange Fund (the “Fund”).

Background

BNYM (under the name of its predecessor-in-interest Provident Financial Processing Corporation) and the Fund previously entered into a Transfer Agency Agreement, dated as of August 1, 1984 (“Original Agreement”), and BNYM (under its previous name PFPC Inc.) and the Fund entered into an amendment to the Original Agreement, dated July 24, 2002 (“Prior Amendment”, and together with the Original Agreement, the “Amended Agreement”). The parties wish to amend the Amended Agreement as set forth in this Amendment.

Terms

IN CONSIDERATION of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1. Modifications to Amended Agreement. The Amended Agreement is hereby amended as follows:

(a) Each occurrence of the words “Provident Financial Processing Corporation” or “PFPC Inc.” is deleted and replaced in its entirety with the words “BNY Mellon Investment Servicing (US) Inc.”, each occurrence of the defined term “PFPC” is deleted and replaced in its entirety with the defined term “BNYM”, and any reference to PNC Financial Corp. is deleted and replaced in its entirety with a reference to The Bank of New York Mellon Corporation.

(a)	The sections of the Amended Agreement added by the Prior Amendment are hereby numbered 25 and 26, respectively.

(b)	A new Section 27 is added which reads in its entirety as follows:

27. Red Flags Services.

(1) BNYM shall perform the Red Flags Services (defined immediately below) for the Fund in accordance with this Section 27 (the “Red Flags Section”). “Red Flags Services” is hereby defined to mean the following services:

(i)	BNYM will maintain written controls reasonably designed to detect, mitigate and prevent the occurrence of identity theft (as defined below) in connection with (i) account opening and other account activities and transactions conducted directly through BNYM with respect to Direct Accounts (as defined below), and (ii) transactions effected directly through BNYM by Covered Persons (as defined below) in Covered Accounts (as defined below). Such controls, as they may be revised from time to time hereunder, are referred to herein as the “Controls”. Solely for purposes of the Red Flags Section, the capitalized terms below will have the respective meaning ascribed to each:

Exhibit (h)(2)

(A)	“Red Flag” means a pattern, practice, or specific activity or a combination of patterns, practices or specific activities which may indicate the possible existence of Identity Theft (as defined below) affecting a Registered Owner (as defined below) or a Covered Person.

(B)	“Identity Theft” means a fraud committed or attempted using the identifying information of another person without authority.

(C)	“Registered Owner” means the owner of record of a Direct Account on the books and records of the Fund maintained by BNYM as registrar of the Fund (the “Fund Registry”).

(D)	“Covered Person” means the owner of record of a Covered Account on the Fund Registry.

(E)	“Direct Account” means an Account established directly with and through BNYM as a registered account on the Fund Registry and through which the owner of record has the ability to directly conduct account and transactional activity with and through BNYM.

(F)	“Covered Account” means an Account established by a financial intermediary for another as the owner of record on the Fund Registry and through which such owner of record has the ability to conduct transactions in Fund shares directly with and through BNYM.

(G)	“Account” means (1) an account holding Fund Shares with respect to which a natural person is the owner of record, and (2) any other account holding Fund Shares with respect to which there is a reasonably foreseeable risk to the particular account owner’s customers from identity theft, including financial, operational, compliance, reputation, or litigation risks.

(ii)	BNYM will provide the Fund with a printed copy of or Internet viewing access to the Controls. BNYM will promptly notify the Fund’s Chief Compliance Officer or other person designated by the Fund or the Fund’s Chief Compliance Officer (“Fund Contact”) of material changes to the Controls.

(iii)	BNYM will promptly notify the Fund Contact of Red Flags which it detects and reasonably determines to indicate a significant risk of Identity Theft to a Registered Owner or Covered Person (“Possible Identity Theft”) and assist the Fund, pursuant to Written Instructions of the Fund, in implementing with respect to Accounts reasonable responses of the Fund to the Possible Identity Theft.

(iv)	BNYM will (A) engage an independent auditing firm or other similar firm of independent examiners to conduct an annual evaluation of the Controls and issue a report on the results of the evaluation (the “Evaluation Report”), and (B) furnish a copy of the Evaluation Report to the Fund Contact;

(v)	Upon the Fund’s reasonable request on not more than a quarterly basis, issue a certification in a form determined to be appropriate by BNYM in its reasonable discretion, certifying to BNYM’s continuing compliance with the Controls after the date of the most recent Evaluation Report; and

Exhibit (h)(2)

(vi)	BNYM will issue an annual certification, in a form determined to be appropriate by BNYM in its reasonable discretion, certifying to the Fund’s Chief Compliance Officer that: (A) BNYM has in its capacity as transfer agent implemented Controls that are reasonably designed to detect and respond to the threat of identity theft for Direct Accounts and Covered Accounts; (B) unless BNYM has informed the Fund Contact otherwise in writing, there were no material changes to the Controls during the period covered by the annual certification; and (C) unless BNYM has informed the Fund Contact otherwise in writing, to the knowledge of BNYM senior management, there have been no significant incidents involving Red Flags during the period covered by the annual certification.

(2) The Fund agrees it is responsible for complying with and determining the applicability to the Fund of Section 114 of the Fair and Accurate Credit Transaction Act of 2003 and regulations promulgated thereunder by the SEC or other applicable regulatory body (the “Red Flags Requirements”), for determining the extent to which the Red Flags Services assist the Fund in complying with the Red Flags Requirements, and for furnishing any supplementation or augmentation to the Red Flags Services it determines to be appropriate, and that BNYM has given no advice and makes no representations with respect to such matters. This Red Flags Section shall not be interpreted in any manner which imposes a duty on BNYM to act on behalf of the Fund or otherwise, including any duty to take any action upon the occurrence of a Red Flag, other than as expressly provided for in this Red Flags Section. The Controls and the Red Flags Services may be changed at any time and from time to time by BNYM in its reasonable sole discretion to include commercially reasonable provisions appropriate to the Red Flags Requirements, as they may be constituted from time to time.

2. Remainder of Amended Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Amended Agreement shall remain in full force and effect.

3. Governing Law. The governing law of the Amended Agreement shall be the governing law of this Amendment.

4. Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Amended Agreement.

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Exhibit (h)(2)

5. Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.		Chestnut Street Exchange Fund

By:	/s/ Dorothy R. McKeown	By:	/s/ Salvatore Faia
Name: Dorothy R. McKeown		Name: Salvatore Faia
Title: Managing Director		Title: President